EXHIBIT 10.3

                           MARINE PRODUCTS CORPORATION

                     PERFORMANCE RESTRICTED STOCK AGREEMENT

PERFORMANCE RESTRICTED STOCK AGREEMENT made as of the day of __________, 2___, between Marine Products Corporation, a Delaware corporation (hereinafter called the "Company"), and (Employee Name), an employee of the Company or one or more of its subsidiaries (hereinafter called the "Employee").

WHEREAS, the Company desires to grant to the Employee, as an incentive for Employee to promote the interests of the Company and its subsidiaries, the right to receive shares of its Common Stock, par value $0.10 per share (hereinafter called the "Common Stock"), subject to certain performance and continued employment vesting criteria, pursuant to the terms and provisions of the Company's 2004 Employee Stock Incentive Plan (hereinafter called the "Plan"), as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and Employee's employment by the Company, the parties hereto agree as follows:

        THE PLAN. This Agreement is made pursuant to and in accordance with the terms and provisions of the Plan. Anything in this Agreement to the contrary notwithstanding, the terms and provisions of the Plan, all of which are hereby incorporated herein by reference, shall be controlling in the event of any inconsistency herewith.

        1 ADMINISTRATION. Unless administration of the Plan is assumed by the Board of Directors of the Company, the Plan shall be administered by a committee of the Board of Directors of the Company constituted in accordance with the Plan, (hereinafter referred to as the "Committee".) The Committee is authorized and empowered to administer and interpret the Plan and this Agreement. Any interpretations of this Agreement or of the Plan made by the Committee shall be final and binding upon the parties hereto.

        2. GRANT OF PERFORMANCE RESTRICTED STOCK. Effective as of ___ __, 2___ (the "Grant Date"), the Company hereby irrevocably grants to the Employee the right to receive the following (Grant Amount) grants of shares of Common Stock, subject to satisfaction of the vesting requirements and the terms and conditions hereinafter set forth in Section 3 below (such shares of Common Stock being hereinafter referred to in the aggregate as the "Performance Restricted Stock"):

-------------------- ------------------------ ---------------------- -----------------------
       Grant                  # of                Average Stock              Normal
                             Shares              Price Condition           Award Date
-------------------- ------------------------ ---------------------- -----------------------
         1                      X                       $
-------------------- ------------------------ ---------------------- -----------------------
         2                      X                       $
-------------------- ------------------------ ---------------------- -----------------------
         3                      X                       $
-------------------- ------------------------ ---------------------- -----------------------
         4                      X                       $
-------------------- ------------------------ ---------------------- -----------------------
         5                      X                       $
-------------------- ------------------------ ---------------------- -----------------------
   Total Shares
-------------------- ------------------------ ---------------------- -----------------------

3. STOCK PERFORMANCE. No Performance Restricted Stock will be issued pursuant to any of the aforementioned grants unless and until the performance criteria set forth below in this Section 3 with respect to such grant have been satisfied:

        (a) With respect to the ___ grant(s), the Average Closing Price (defined to be the average closing price of the Common Stock on the New York Stock Exchange for 10 consecutive trading days occurring from and after the Grant Date) must equal or exceed the Average Stock Price Condition for such grant (as disclosed in the table in Section 2 above) on or before ______.

        (b) With respect to grant(s) ________, the Average Closing Price must equal or exceed the Average Stock Price Condition for such grant at some point within the twelve month period beginning on the earlier to occur of (i) the Normal Award Date for such grant (as disclosed in the table in Section 2 above), or (ii) the date that the Average Closing Price first equaled or exceeded the Average Stock Price Condition with respect to the next previous grant.

        (c) With respect to grant(s) _________, the Average Closing Price must equal or exceed the Average Stock Price Condition for such grant on or before ___________________.

Subject to the provisions hereof and of the Plan, as soon as practicable after the performance conditions set forth above have been satisfied with respect to any grant the Performance Restricted Stock pertaining to such grant shall be issued in the name of Employee and held in escrow by the Company in accordance with Section 6 hereof. The date on which the Company becomes obligated to issue shares of Performance Restricted Stock with respect to any grant hereunder pursuant to the terms of this Section 3 is hereinafter referred to as the "Obligation Date" with respect to such Performance Restricted Stock. Should the Employee's employment with the Company terminate for any reason prior to the Obligation Date of any Performance Restricted Stock that is the subject of this Agreement, such Performance Restricted Stock shall not be issued and all rights hereunder with respect to such Performance Restricted Stock shall be forfeited.

With respect to each grant, if the Average Closing Price does not equal or exceed the Average Stock Price Condition for such grant within the required time period, the shares of Performance Restricted Stock to which the grant pertains shall not be issued; provided, however, that if the Average Closing Price equals or exceeds the Average Stock Price Condition with respect to grant(s) ___ at any time on or before ___________, all shares of Performance Restricted Stock pertaining to all _____ grants made pursuant to this Agreement shall be issued in accordance with the provisions of the foregoing paragraph hereof. If the Average Closing Price does not equal or exceed the Average Stock Price Condition with respect to grant(s) ____ at any time on or before _________, all shares of Performance Restricted Stock pertaining to grants made pursuant to this Agreement which have not previously been issued shall be forfeited by Employee.

4. SERVICE/EMPLOYMENT. Once issued in accordance with Section 3 above, each Performance Restricted Stock award shall vest upon that date which is the earlier of (a) the _______ anniversary of the Obligation Date applicable to such award, or (b) the date Employee reaches age 65, but only if, through such date, Employee shall have been in the continuous employ of the Company or a subsidiary thereof, in a position of equivalent or greater responsibility as on the Grant Date. If Employee's employment with the Company terminates at any time prior to the vesting pursuant to this Section 4 of any Performance Restricted Stock issued in his or her name, he or she shall forfeit all such unvested Performance Restricted Stock, unless the Employee's employment terminates due to his or her death or permanent disability (as determined by the Committee in accordance with the Plan), in which case any such unvested Performance Restricted Stock shall vest immediately. Any Performance Restricted Stock that is issued pursuant to Section 3 after age 65, but before Retirement (as defined in the Plan), shall vest immediately upon the issuance thereof. The transfer of employment by Employee between the Company and a subsidiary thereof shall not be deemed a termination of employment under the Plan or this Agreement.

5. ESCROW: DIVIDENDS AND VOTING RIGHTS. Prior to the completion of the vesting period referenced in Section 4 above, all issued (earned) shares of Performance Restricted Stock shall be held in escrow by the Company for the benefit of Employee. During such period, prior to any forfeiture of the shares, Employee shall receive all cash dividends declared with respect to the shares and shall have the right to exercise all voting rights with respect to the shares. At the discretion of the Company, any share certificates so held in escrow shall be inscribed with a legend referencing the transfer restrictions contained in this Agreement and any other applicable transfer restrictions. Any share certificates issued pursuant to a stock split or as dividends with respect to the Performance Restricted Stock held in escrow shall also be held in escrow on the same terms as the Performance Restricted Stock and shall be released at the same time as, and subject to the same risk of forfeiture as, the shares with respect to which they were issued. Any issued Performance Restricted Stock which the Employee does not forfeit pursuant to Section 4 above shall be transferred to the Employee free of any forfeiture conditions under the Plan or this Agreement as soon as practicable after the service vesting condition under Section 4 above has been satisfied or no longer applies; provided, however, that if the Committee at any time before such transfer reasonably determines that the Employee might have violated any applicable criminal law, the Committee shall have the right to cause all of Employee's Performance Restricted Stock then held in escrow to be forfeited, without regard to whether (i) Employee has satisfied the service vesting condition set forth in Section 4 before the date the Committee makes such determination, or (ii) Employee's employment is (or might have been) terminated as a result of such conduct.

6. NON-TRANSFERABILITY. No rights granted pursuant to this Agreement shall be assignable or transferable, and such rights shall not be subject to execution, attachment or other process until that date on which the Performance Restricted Stock vests pursuant to Section 4. The Company may, at its discretion, place a legend to such effect on the certificates representing the shares of Performance Restricted Stock and issue appropriate stop transfer instructions to the Company's transfer agent.

7. CHANGE IN CAPITALIZATION. In general, if the Company is merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation (any such merger, consolidation, etc. being hereinafter referred to as a "Non-Acquiring Transaction") while the Performance Restricted Stock is outstanding under the Plan, after the effective date of a Non-Acquiring Transaction Employee shall be entitled to receive such stock or other securities as the holders of the same class of stock as the Performance Restricted Stock shall be entitled to receive in such Non-Acquiring Transaction based upon the agreed upon conversion ratio or per share distribution. However, in the discretion of the Board of Directors, any vesting restrictions on the Performance Restricted Stock may continue in full force and effect, subject to whatever adjustments the Board of Directors deems appropriate. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. The Committee need not treat other holders of Performance Restricted Stock in the same manner as Employee is treated.

8. REQUIREMENT OF LAW. If any law, regulation of the Securities and Exchange Commission, or any regulation of any other commission or agency having jurisdiction shall require the Company or the Employee to take any action prior to the issuance or release from escrow of any shares of Performance Restricted Stock, then the date upon which the Company shall deliver or cause to be issued or released from escrow the certificate or certificates for such shares of Performance Restricted Stock shall be postponed until full compliance has been made with all such requirements or law or regulations. Further, at or before the time of issuance of any shares of Performance Restricted Stock, the Employee shall, if requested by the Company, deliver to the Company his/her written statement that he/she intends to hold such shares for investment and not with a view to resale or other distribution thereof to the public. Further, in the event the Company shall determine that, in compliance with the Securities Act of 1933, as amended, or other applicable statute or regulation, it is necessary to register any of the shares of Performance Restricted Stock, or to qualify any such shares for exemption from any of the requirements of the Securities Act of 1933, as amended, or other applicable statute or regulations, then the Company shall take such action at its own expense, but not until such action has been completed shall the shares be issued in the name of the Employee.

9. WITHHOLDING. Employee shall have the right (absent any contrary action by the Committee and subject to satisfying the requirements, if any, of Rule 16b-3 promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, as amended) to elect that the minimum tax withholding requirements applicable to the receipt of any award pursuant to this Agreement be satisfied through a reduction in the number of shares of Performance Restricted Stock issued or transferred to him or her, and the Committee shall have the right to reduce the number of shares of Performance Restricted Stock issued or transferred to the Employee in order to satisfy such minimum applicable tax withholding requirements.

10. NO EFFECT ON EMPLOYMENT. Nothing herein shall be construed to grant Employee the right to continued employment with the Company or to limit or restrict the right of the Company or any of its subsidiaries to terminate an Employee's employment at any time, with or without cause, or to increase or decrease the compensation of the Employee from the rate in existence at the date hereof.

11. GOVERNING LAW. This Agreement and all awards made and actions taken hereunder shall be governed by and construed in accordance with the Delaware General Corporation Law, to the extent applicable, and in accordance with the laws of the State of Georgia in all other respects.

        IN WITNESS WHEREOF, the Company has caused this Performance Restricted Stock Agreement to be duly executed by an authorized officer, and the Employee has hereunto set his/her hand, all as of the day and year first above written.

                                            Marine Products Corporation



                                            By:
                                                -------------------------------
                                            Its:  President


                                            -----------------------------------
                                            Employee Name